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                                                                    EXHIBIT 24.2




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Hancock Holding Company on Form S-4 of our report dated January 14, 1994 (relating to the financial statements of First State Bank & Trust Company of East Baton Rouge Parish), appearing in the Prospectus/Proxy Statement, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.





DELOITTE & TOUCHE
New Orleans, Louisiana
February 10, 1994